UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Vineyard National Bancorp
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For Immediate Release

Contact:           Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports Glass Lewis & Co. Joins Institutional Shareholder Services and Proxy Governance in Recommending that Shareholders Vote Against the Bylaw Proposal by Messrs. Morales and Salmanson

CORONA, CA – April 9, 2008 – Vineyard National Bancorp (the “Company”) (NASDAQ: VNBC), parent company of Vineyard Bank, N.A. (“Vineyard”) and other subsidiaries, today reported that Glass Lewis & Co. (“Glass Lewis”) has joined two other major proxy advisory services – Institutional Shareholder Services (“ISS”) and Proxy Governance, Inc. (“PGI”) – in recommending that shareholders vote AGAINST the changes to the Company’s bylaws that are being proposed by a stock broker, Jon Salmanson, and the Company’s former Chief Executive Officer (“CEO”), Norman Morales.

“We are pleased that each of these three major proxy advisory services has independently made the same recommendation: that shareholders vote AGAINST the proposed bylaw changes of Messrs. Salmanson and Morales,” said James LeSieur, Chairman and Interim CEO.  “Glass Lewis recognized that the proposal would ‘neither produce a qualified board of directors nor a board that is more responsive to shareholders.’ As we have maintained all along, the campaign by Messrs. Morales and Salmanson is not about shareholder rights generally but is a transparent attempt by a former CEO to return to power with the help of his friends and associates.”

The Glass Lewis report says, in part:

Proposal 1:“While Glass Lewis supports measures that protect shareholder interests and make boards more accountable to shareholders, it does not support this proposal. … [T]he amendment permits shareholders to nominate directors without any objective reason, which will neither produce a qualified board of directors nor a board that is more responsive to shareholders … the current proposed amendment is narrowly written and only serves the purposes of the dissident shareholders” [emphasis added]   … Accordingly, we recommend that shareholders vote the Management (Blue) card and REVOKE CONSENT from this proposal.”

Proposal 2:“Glass Lewis believes that companies require some flexibility in scheduling their annual meeting dates based on possible developments at the Company or external to the Company … However, this flexibility does not include changing a date in order to implement a dissident shareholder proposal that is narrowly drawn in order to meet the specific needs of the dissidents. [emphasis added] In particular, this proposal seeks to further the dissidents’ objectives regarding Proposal 1 and their ability to propose a new slate of directors prior to the 2008 annual meeting … Accordingly, we recommend that shareholders vote the Management (Blue) card and REVOKE CONSENT from this proposal.”

Proposal 3:“Glass Lewis is concerned by a proposal that clearly seeks to amend bylaws in order to further the interests of dissident shareholders and not all shareholders in general [emphasis added] … Accordingly, we recommend that shareholders vote the Management (Blue) card and REVOKE CONSENT from this proposal.”

Glass Lewis, ISS and PGI each provide proxy advisory services to institutional investors, mutual funds and other fiduciaries worldwide.

The Consent Solicitation Statement by Messrs. Salmanson and Morales proposes three amendments to the Company’s Amended and Restated Bylaws in order to allow them to nominate candidates for election to the Board of Directors. In a mailing to shareholders, the Company’s Board of Directors urges shareholders to vote AGAINST the solicitation and the proposed bylaw amendments by checking “REVOKE CONSENT,” signing, dating and returning the BLUE Consent Revocation Card that is included in the Company’s mailings.

If you have any questions about giving your consent revocation or require assistance, please call:

D.F. KING & CO. INC.
48 Wall Street
New York, New York 10005
Shareholders Call Toll-Free at: 800-967-7921
Banks and Brokers Call Collect at: 212-269-5550

Important Additional Information

The Company filed a Definitive Consent Revocation Statement on Schedule 14A with theSecurities Exchange Commission (“SEC”)on March 13, 2008(the “Definitive Consent Revocation Statement”) relating to the solicitation of consent revocations from shareholders of the Company, and in the future will file a proxy statement relating to the election of directors of the Company (the “Proxy Statement”). Investors and security holders are advised to read the Definitive Consent Revocation Statement, the Proxy Statementand other materials filed by the Company related to the Definitive Consent Revocation Statement and Proxy Statement solicitations, when available, because they contain important information. Investors and security holders may obtain a free copy of the Definitive Consent Revocation Statement, the Proxy Statementand all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.govor by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Boardof Directorsand one or more of its executive officers may be deemed to be participants in the Definitive Consent Revocation Statement and Proxy Statement solicitations. Information regarding the names of the Company's Board of Directors and executive officers and their respective interests in the Company is set forth in the Definitive Consent Revocation Statement.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona and the parent company of Vineyard, 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp.(collectively, "the exchange companies"). Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Claraand Ventura, CA. The exchange companies are headquartered in Encinitas, CA. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.comor for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies,visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K, and the Consent Revocation Statement on Schedule 14A. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.